Exhibit 99

Name: MHR Advisors LLC

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019

Designated Filer:  Mark H. Rachesky, M.D.

Issuer and Ticker Symbol:  Rand Logistics Inc. (RAQC.OB)

Date of Event Requiring Statement:  2/28/2006

Signature:  MHR ADVISORS LLC

            By: /s/ Hal Goldstein
                --------------------
                Name:  Hal Goldstein
                Title: Vice President

                                                             Exhibit 99, cont'd

Name: MMHR Fund Management LLC

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019

Designated Filer:  Mark H. Rachesky, M.D.

Issuer and Ticker Symbol:  Rand Logistics Inc. (RAQC.OB)

Date of Event Requiring Statement:  2/28/2006

Signature:  MHR FUND MANAGEMENT LLC

            By: /s/ Hal Goldstein
                --------------------
                Name:  Hal Goldstein
                Title: Vice President


                                                            Exhibit 99, cont'd

Name: MHR Capital Partners Master Account LP

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019

Designated Filer:  Mark H. Rachesky, M.D.

Issuer and Ticker Symbol:  Rand Logistics Inc. (RAQC.OB)

Date of Event Requiring Statement:  2/28/2006

Signature:  MHR CAPITAL PARTNERS MASTER ACCOUNT LP

            By:  MHR Advisors LLC,
                 its General Partner

            By:  /s/ Hal Goldstein
                 --------------------
                 Name:  Hal Goldstein
                 Title: Vice President